0 GOLUB CAPITAL BDC, INC. INVESTOR PRESENTATION Quarter Ended September 30, 2016 GOLUBCAPITALBDC.COM GBDC

1 DISCLAIMER Some of the statements in this presentation constitute forward-looking statements, which relate to future events or our future performance or financial condition. The forward-looking statements contained in this presentation involve risks and uncertainties, including statements as to: our future operating results; our business prospects and the prospects of our portfolio companies; the effect of investments that we expect to make and the competition for those investments; our contractual arrangements and relationships with third parties; actual and potential conflicts of interest with GC Advisors LLC ("GC Advisors"), our investment adviser, and other affiliates of Golub Capital LLC (collectively, "Golub Capital"); the dependence of our future success on the general economy and its effect on the industries in which we invest; the ability of our portfolio companies to achieve their objectives; the use of borrowed money to finance a portion of our investments; the adequacy of our financing sources and working capital; the timing of cash flows, if any, from the operations of our portfolio companies; general economic and political trends and other external factors; the ability of GC Advisors to locate suitable investments for us and to monitor and administer our investments; the ability of GC Advisors or its affiliates to attract and retain highly talented professionals; our ability to qualify and maintain our qualification as a regulated investment company and as a business development company; general price and volume fluctuations in the stock markets; the impact on our business of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the rules and regulations issued thereunder; and the effect of changes to tax legislation and our tax position. Such forward-looking statements may include statements preceded by, followed by or that otherwise include the words “may,” “might,” “will,” “intend,” “should,” “could,” “can,” “would,” “expect,” “believe,” “estimate,” “anticipate,” “predict,” “potential,” “plan” or similar words. We have based the forward-looking statements included in this presentation on information available to us on the date of this presentation. Actual results could differ materially from those anticipated in our forward-looking statements and future results could differ materially from historical performance. You are advised to consult any additional disclosures that we may make directly to you or through reports that we have filed or in the future may file with the Securities and Exchange Commission (“SEC”), including annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and registration statements on Form N-2. This presentation contains statistics and other data that have been obtained from or compiled from information made available by third- party service providers. We have not independently verified such statistics or data. In evaluating prior performance information in this presentation, you should remember that past performance is not a guarantee, prediction or projection of future results, and there can be no assurance that we will achieve similar results in the future. In this presentation, the terms “we”, “us”, “our” and “GBDC” refer to Golub Capital BDC, Inc. and its consolidated subsidiaries.

2 SUMMARY OF QUARTERLY RESULTS Fourth Fiscal Quarter 2016 Highlights Net increase in net assets resulting from operations (i.e. net income) for the quarter ended September 30, 2016 was $16.1 million, or $0.30 per share, as compared to $18.3 million, or $0.35 per share, for the quarter ended June 30, 2016. Net investment income for the quarter ended September 30, 2016 was $17.2 million, or $0.32 per share, as compared to $15.9 million, or $0.31 per share, for the quarter ended June 30, 2016. Excluding a $0.1 million reversal in the accrual for the capital gain incentive fee under GAAP, net investment income for the quarter ended September 30, 2016 was $17.1 million, or $0.321 per share, as compared to $16.4 million, or $0.321 per share, when excluding a $0.5 million accrual for the capital gain incentive fee under GAAP for the quarter ended June 30, 2016. Net realized and unrealized loss on investments and secured borrowings of $1.1 million, or $0.02 per share, for the quarter ended September 30, 2016 was the result of $6.5 million of net realized gain and $7.6 million of net unrealized depreciation. Net asset value per share rose to $15.96 at September 30, 2016 from $15.88 at June 30, 2016. New middle-market investment commitments totaled $179.4 million for the quarter ended September 30, 2016. Approximately 14% of the new investment commitments were senior secured loans, 85% were one stop loans and 1% were investments in equity securities. Overall, total investments in portfolio companies at fair value increased by approximately 2.0%, or $32.1 million during the quarter ended September 30, 2016. Total investments in portfolio companies at fair value held by Senior Loan Fund LLC (“SLF”) decreased by 7.7%, or $27.1 million, during the quarter ended September 30, 2016. On November 14, 2016, our Board declared a quarterly distribution of $0.32 per share and a special distribution of $0.25 per share, both payable on December 29, 2016 to holders of record as of December 12, 2016. The special distribution is due to taxable income exceeding distributions over the past two fiscal years. 1. As a supplement to U.S. generally accepted accounting principles (“GAAP”) financial measures, we have provided this non-GAAP performance result. We believe that this non-GAAP financial measure is useful as it excludes the accrual of the capital gain incentive fee which is not contractually payable under the terms of our investment advisory agreement with GC Advisors ( the “Investment Advisory Agreement”). The capital gain incentive fee payable as calculated under the Investment Advisory Agreement for the period ended September 30, 2016 is $0. However, in accordance with GAAP, we are required to include aggregate unrealized appreciation on investments in the calculation and accrue a capital gain incentive fee on a quarterly basis as if such unrealized capital appreciation were realized, even though such unrealized capital appreciation is not permitted to be considered in calculating the fee actually payable under the Investment Advisory Agreement. Although this non-GAAP financial measure is intended to enhance investors’ understanding of our business and performance, this non-GAAP financial measure should not be considered an alternative to GAAP. Refer to slide 3 for a reconciliation to the nearest GAAP measure, net investment income per share.

FINANCIAL HIGHLIGHTS

	Q4 2016	Q3 2016	Q2 2016	Q1 2016	Q4 2015
Earnings per share	$ 0.30	$ 0.35	$ 0.28	$ 0.40	$ 0.38
Net investment income per share	0.32	0.31	0.33	0.29	0.30
Accrual for capital gain incentive fee per share	0.00	0.01	(0.01)	0.03	0.02
Net investment income before capital gain incentive fee accrual per share[1]	0.32	0.32	0.32	0.32	0.32
Net gain (loss) on investments and secured borrowings per share	(0.02)	0.04	(0.05)	0.11	0.08
Net asset value per share	**15.96**	**15.88**	**15.85**	**15.89**	**15.80**
Distributions paid per share	0.32	0.32	0.32	0.32	0.32

	Q4 2016	Q3 2016	Q2 2016	Q1 2016	Q4 2015
Investments in Portfolio Companies, at Fair Value (000s)	$ 1,556,384	$ 1,517,445	$ 1,494,683	$ 1,416,533	$ 1,430,848
Investments in SLF, at Fair Value (000s)	$ 104,228	$ 111,064	$ 117,019	$ 111,929	$ 98,936
Total Fair Value of Investments (000s)	$ 1,660,612	$ 1,628,509	$ 1,611,702	$ 1,528,462	$ 1,529,784
Number of Portfolio Company Investments[2]	183	185	176	169	164
Average Investment Size (000s)[2]	$ 8,505	$ 8,202	$ 8,493	$ 8,382	$ 8,725
Fair Value as a Percentage of Principal (Loans)	98.8%	98.8%	98.6%	98.7%	98.5%

1. As a supplement to GAAP financial measures, we have provided this non-GAAP performance result. We believe that this non-GAAP financial measure is useful as it excludes the accrual of the capital gain incentive fee which is not contractually payable under the terms of the Investment Advisory Agreement. The capital gain incentive fee payable as calculated under the Investment Advisory Agreement for the period ended September 30, 2016 is $0. However, in accordance with GAAP, we are required to include aggregate unrealized appreciation on investments in the calculation and accrue a capital gain incentive fee on a quarterly basis as if such unrealized capital appreciation were realized, even though such unrealized capital appreciation is not permitted to be considered in calculating the fee actually payable under the Investment Advisory Agreement. Although this non-GAAP financial measure is intended to enhance investors' understanding of our business and performance, this non-GAAP financial measure should not be considered an alternative to GAAP.
2. Excludes SLF.

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PORTFOLIO HIGHLIGHTS – NEW ORIGINATIONS

Originations and Net Funds Growth

- New investment commitments totaled $179.4 million for the quarter ended September 30, 2016.
- Total investments at fair value increased by 2.0%, or $32.1 million, for the quarter ended September 30, 2016 from June 30, 2016. During the quarter ended September 30, 2016, SLF purchased $13.3 million of investments and unfunded commitments at fair value from GBDC.

Select Portfolio Funds Roll Data (in millions)	Q4 2016	Q3 2016	Q2 2016	Q1 2016	Q4 2015
New Investment Commitments	$ 179.4	$ 156.0	$ 155.7	$ 165.4	$ 199.4
Exits and Sales of Investments[1]	151.3	139.4	76.5	171.4	237.6
Net Funds Growth[2]	32.1	16.8	83.2	(1.3)	(40.9)

Asset Mix of New Investments	Q4 2016	Q3 2016	Q2 2016	Q1 2016	Q4 2015
Senior Secured	14%	17%	24%	21%	19%
One Stop	85%	81%	72%	69%	74%
Second Lien	0%	0%	0%	0%	0%
Subordinated Debt	0%	0%*	0%	0%	0%
Investment in SLF	0%	0%	3%	9%	6%
Equity	1%	2%	1%	1%	1%

* Represents an amount less than 0.1%.

1. Includes full and partial payoffs and sales of $13.3 million on investments and unfunded commitments to SLF.
2. Net funds growth includes the impact of new investments and exits of investments as noted in the table above, as well as other variables such as net fundings on revolvers, net change in unamortized fees, net change in unrealized appreciation (depreciation), etc.

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5 $1,530 $1,528 $1,612 $1,629 $1,661 $- $200 $400 $600 $800 $1,000 $1,200 $1,400 $1,600 Q4 2015 Q1 2016 Q2 2016 Q3 2016 Q4 2016 6% 4% <1% PORTFOLIO HIGHLIGHTS ― PORTFOLIO DIVERSITY AS OF SEPTEMBER 30, 2016 11% 20% 16% 9% 9% 8% 5% 4% 4% 3% 3% 6% 13% Healthcare, Education and Childcare – 20% Diversified/Conglomerate Service – 16% Electronics – 9% Beverage, Food and Tobacco – 9% Retail Stores – 8% Diversified/Conglomerate Manufacturing – 5% Personal, Food and Miscellaneous Services – 4% Aerospace and Defense – 4% Leisure, Amusement, Motion Pictures, Entertainment – 3% Printing and Publishing – 3% Senior Loan Fund – 6% Other – 13% 99.6% Interest Rate on Loans2 Fixed – 0.4% 1. Excludes investment in SLF. 2. The percentage of fixed rate loans and floating rate loans is calculated using total debt investments at fair value and excludes equity investments. Diversity by Investment Size Top 10 Investments 19% Top 25 Investments 39% Remaining 158 Investments 55% SLF 6% INVESTMENT PORTFOLIO $1,556MM1 // 183 INVESTMENTS1 – AVERAGE SIZE $8.5MM Historical Investment Portfolio ($mm) Industry Diversity of Investments Floating 74% 74% 75% 76% 78% 13% 12% 11% 10% 3% 7% 4% <1% 3% 7% 4% <1% 2% 7% 4% <1% 2% 6% 4% 2%

6 8.8% 8.2% 8.0% 8.2% 8.5% 8.0% 7.6% 7.6% 7.6% 7.8% 3.2% 3.3% 3.3% 3.3% 3.4% 5.6% 4.9% 4.7% 4.9% 5.1% 0.3% 0.6% 0.6% 0.7% 0.9% 0.0% 1.0% 2.0% 3.0% 4.0% 5.0% 6.0% 7.0% 8.0% 9.0% 10.0% Q4 2015 Q1 2016 Q2 2016 Q3 2016 Q4 2016 Investment income yield Income yield Weighted average cost of debt Weighted average net investment spread 3-Month London Interbank Offered Rate ("LIBOR") 5 7 6 4 PORTFOLIO HIGHLIGHTS – SPREAD ANALYSIS 1. Weighted average interest rate on new investments is based on the contractual interest rate at the time of funding. For variable rate loans, the contractual rate is calculated using current LIBOR, the spread over LIBOR and the impact of any LIBOR floor. For fixed rate loans, the contract rate is the stated fixed rate. 2. Excludes the subordinated note investment in SLF. 3. Excludes exits on investments on non-accrual status. 4. Investment income yield is calculated as (a) the actual amount earned on earning investments, including the subordinated note investment in SLF, including interest and fee income and amortization of capitalized fees and discounts, divided by (b) the daily average of total earning investments at fair value. 5. Income yield is calculated as (a) the actual amount earned on earning investments, including the subordinated note investment in SLF, including interest and fee income but excluding amortization of capitalized fees and discounts, divided by (b) the daily average of total earning investments at fair value. 6. The weighted average cost of debt is calculated as (a) the actual amount of interest and expenses incurred on debt obligations divided by (b) the daily average of total debt obligations. 7. The weighted average net investment spread is calculated as (a) the investment income yield less (b) the weighted average cost of debt. Portfolio Rotation – Debt Investments Q4 2016 Q3 2016 Q2 2016 Q1 2016 Q4 2015 Weighted average interest rate of new investments 1,2 7.6% 7.2% 7.2% 6.7% 6.8% Weighted average interest rate on investments that were sold or paid-off 3 6.8% 6.8% 7.0% 7.3% 6.9% Weighted average spread over LIBOR of new floating rate investments 2 6.6% 6.2% 6.1% 5.7% 5.8% Weighted average interest rate of new fixed rate investments 10.8% 10.6% N/A N/A N/A Weighted average fees on new investments 2.1% 2.1% 1.8% 1.5% 1.5%

7 PORTFOLIO HIGHLIGHTS – CREDIT QUALITY Credit Quality – Investment Portfolio Fundamental credit quality at September 30, 2016 remains strong with non-accrual investments as a percentage of total investments at cost and fair value of 0.3% and 0.1%, respectively. Nearly 90% of the investments in our portfolio continue to have an Internal Performance Rating1 of 4 or higher as of September 30, 2016. Non-Accrual – Debt Investments Q4 2016 Q3 2016 Q2 2016 Q1 2016 Q4 2015 Non-accrual investments at amortized cost (000s) $ 5,278 $ 5,278 $ 13,104 $ 13,104 $ 17,078 Non-accrual investments / Total investments at amortized cost 0.3% 0.3% 0.8% 0.9% 1.1% Non-accrual investments at fair value (000s) $ 1,326 $ 1,326 $ 4,282 $ 6,828 $ 6,487 Non-accrual investments / Total investments at fair value 0.1% 0.1% 0.3% 0.5% 0.4% 1. Please see Internal Performance Ratings definitions on the following page.

8 PORTFOLIO HIGHLIGHTS – PORTFOLIO RATINGS Rating Definition 5 Borrower is performing above expectations and the trends and risk factors are generally favorable 4 Borrower is generally performing as expected and the risk factors are neutral to favorable 3 Borrower may be out of compliance with debt covenants; however, loan payments are generally not past due 2 Borrower is performing materially below expectations and the loan’s risk has increased materially since origination 1 Borrower is performing substantially below expectations and the loan’s risk has substantially increased since origination September 30, 2016 June 30, 2016 March 31, 2016 Internal Performance Rating Investments at Fair Value (in thousands) % of Total Portfolio Investments at Fair Value (in thousands) % of Total Portfolio Investments at Fair Value (in thousands) % of Total Portfolio 5 $ 93,768 5.7% $ 93,519 5.7% $ 109,610 6.8% 4 $ 1,380,274 83.1% $ 1,374,463 84.4% $ 1,370,545 85.0% 3 $ 176,464 10.6% $ 158,788 9.8% $ 126,689 7.9% 2 $ 9,950 0.6% $ 1,739 0.1% $ 1,746 0.1% 1 $ 156 0.0% $ - 0.0% $ 3,112 0.2% Total $ 1,660,612 100.0% $ 1,628,509 100.0% $ 1,611,702 100.0% Strong Portfolio Risk Ratings Internal Performance Ratings Definition * Represents an amount less than 0.1%. *

QUARTERLY STATEMENTS OF FINANCIAL CONDITION

(In thousands, except share and per share data)	As of September 30, 2016 (audited)	June 30, 2016 (unaudited)	March 31, 2016 (unaudited)	December 31, 2015 (unaudited)	September 30, 2015 (audited)
Assets					
Investments, at fair value	$ 1,660,612	$ 1,628,509	$ 1,611,702	$ 1,528,462	$ 1,529,784
Cash and cash equivalents	10,947	3,167	5,335	6,871	5,468
Restricted cash and cash equivalents	78,593	58,727	36,863	94,199	92,016
Other assets [1]	6,357	6,293	11,115	11,315	6,158
Total Assets [1]	$ 1,756,509	$ 1,696,696	$ 1,665,015	$ 1,640,847	$ 1,633,426
Liabilities					
Debt	$ 864,700	$ 862,050	$ 840,050	$ 809,050	$ 813,250
Unamortized debt issuance costs [1]	(5,627)	(6,051)	(6,454)	(6,448)	(7,624)
Secured borrowings, at fair value	475	326	334	346	355
Interest payable	3,229	5,300	3,136	4,872	2,722
Management and incentive fee payable	12,763	11,335	9,590	9,566	11,754
Other liabilities	2,144	3,755	2,109	7,101	2,099
Total Liabilities	877,684	876,715	848,765	824,487	822,556
Total Net Assets	878,825	819,981	816,250	816,360	810,870
Total Liabilities and Net Assets [1]	$ 1,756,509	$ 1,696,696	$ 1,665,015	$ 1,640,847	$ 1,633,426
Net Asset Value per Share	$ 15.96	$ 15.88	$ 15.85	$ 15.89	$ 15.80
GAAP leverage	0.99x	1.06x	1.03x	1.00x	1.01x
Regulatory leverage [2]	0.67x	0.74x	0.75x	0.72x	0.73x
Asset coverage [2]	248.8%	234.5%	233.5%	239.2%	237.3%

1. On October 1, 2015, we adopted Accounting Standards Update ("ASU") 2015-03 which requires that debt issuance costs related to a recognized debt liability to be presented on the balance sheet as a direct deduction from the carrying amount of the debt liability rather than as an asset. Adoption of ASU 2015-03 requires the changes to be applied retrospectively.
2. On September 13, 2011, we received exemptive relief from the SEC to permit us to exclude the debt of our small business investment company ("SBIC") subsidiaries from our 200% asset coverage test. As such, asset coverage and regulatory leverage exclude the Small Business Administration ("SBA") debentures of our SBICs.

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10 QUARTERLY OPERATING RESULTS For the three months ended (In thousands, except share and per share data) September 30, 2016 (unaudited) June 30, 2016 (unaudited) March 31, 2016 (unaudited) December 31, 2015 (unaudited) September 30, 2015 (unaudited) Investment Income Interest income $ 32,615 $ 30,867 $ 29,110 $ 29,193 $ 31,495 Dividend income 1,274 1,179 1,178 1,007 675 Fee income 614 60 474 300 1,382 Total Investment Income 34,503 32,106 30,762 30,500 33,522 Expenses Interest and other debt financing expenses 7,141 7,019 6,833 6,731 6,657 Base management fee 5,734 5,567 5,405 5,314 5,428 Incentive fee 3,004 2,311 180 1,771 4,514 Other operating expenses 1,396 1,324 1,445 1,383 1,472 Total expenses 17,275 16,221 13,863 15,199 18,071 Excise tax --- --- 31 302 - Net Investment Income - after excise tax 17,228 15,885 16,868 14,999 15,481 Net Gain (Loss) on Investments and Secured Borrowings Net realized gain (loss) on investments 6,514 (5,416) 178 4,978 4,851 Net change in unrealized appreciation (depreciation) on investments and secured borrowings (7,643) 7,820 (2,869) 662 (862) Net gain (loss) on investments and secured borrowings (1,129) 2,404 (2,691) 5,640 3,989 Net Increase in net assets resulting from operations $ 16,099 $ 18,289 $ 14,177 $ 20,639 $ 19,470 Per Share Earnings Per Share $ 0.30 $ 0.35 $ 0.28 $ 0.40 $ 0.38 Net Investment Income Per Share $ 0.32 $ 0.31 $ 0.33 $ 0.29 $ 0.30 Distributions Paid $ 0.32 $ 0.32 $ 0.32 $ 0.32 $ 0.32 Weighted average common shares outstanding 53,567,275 51,513,685 51,382,676 51,302,788 51,260,320 Number of common shares outstanding 55,059,067 51,623,325 51,511,221 51,379,787 51,300,193

11 9.5% 10.1% 7.0% 9.0% 7.5% 8.0% 8.0% 8.0% 8.0% 8.0% 7.6% 7.3% 8.3% 7.8% 8.0% 6% 8% 10% 12% Q4'15 Q1'16 Q2'16 Q3'16 Q4'16 Net Income NII before accrual for capital gain incentive fee NII $14.58 $14.60 $14.66 $14.80 $15.12 $15.21 $15.23 $15.41 $15.44 $15.55 $15.55 $15.61 $15.74 $15.80 $15.89 $15.85 $15.88 $15.96 $14.00 $14.25 $14.50 $14.75 $15.00 $15.25 $15.50 $15.75 $16.00 Q3'12 Q4'12 Q1'13 Q2'13 Q3'13 Q4'13 Q1'14 Q2'14 Q3'14 Q4'14 Q1'15 Q2'15 Q3'15 Q4'15 Q1'16 Q2'16 Q3'16 Q4'16 FINANCIAL PERFORMANCE HIGHLIGHTS Quarterly EPS Composition Annualized Return on Average Equity2,3 GBDC Quarterly NAV per Common Share Since FY 2012 Q3 1. As a supplement to GAAP financial measures, we have provided this non-GAAP performance result. We believe that this non-GAAP financial measure is useful as it excludes the accrual of the capital gain incentive fee which is not contractually payable under the terms of the Investment Advisory Agreement. The capital gain incentive fee payable as calculated under the Investment Advisory Agreement for the period ended September 30, 2016 is $0. However, in accordance with GAAP, we are required to include aggregate unrealized appreciation on investments in the calculation and accrue a capital gain incentive fee on a quarterly basis as if such unrealized capital appreciation were realized, even though such unrealized capital appreciation is not permitted to be considered in calculating the fee actually payable under the Investment Advisory Agreement. Although this non-GAAP financial measure is intended to enhance investors’ understanding of our business and performance, this non-GAAP financial measure should not be considered an alternative to GAAP. The NII before accrual for capital gain incentive fee annualized return on average equity is calculated as (a) the net investment income before the reduction for the accrual for capital gain incentive fee for the period presented divided by (b) our net assets before taking into account any incentive fees payable . 2. The net investment income (“NII”) annualized return on average equity is calculated as (a) the NII for the period presented divided by (b) the daily average of total net assets. 3. The net income annualized return on average equity is calculated as (a) the net increase in assets resulting from operations for the period presented divided by (b) the daily average of total net assets. 1 $0.32 $0.32 $0.32 $0.32 $0.32 $0.38 $0.40 $0.28 $0.35 $0.30 $0.00 $0.10 $0.20 $0.30 $0.40 $0.50 Q4'15 Q1'16 Q2'16 Q3'16 Q4'16 NII before accrual for capital gain incentive fee EPS1

PORTFOLIO HIGHLIGHTS – SENIOR LOAN FUND LLC

- The annualized quarterly return for the quarter ended September 30, 2016 was 3.0%. The quarterly return was negatively impacted primarily as a result of a mark-to-market unrealized loss on one middle-market loan.
- Total investments at fair value for the quarter ended September 30, 2016 were $323.5 million, a decrease of 7.7%, or $27.1 million, from June 30, 2016. SLF purchased $13.3 million of investments and unfunded commitments, which was offset by $39.5 million of payoffs and sales.
- Subject to leverage and borrowing base restrictions, as of September 30, 2016, SLF had approximately $86.0 million of remaining commitments and $4.5 million of availability on its revolving credit facility.

(Dollar amounts in thousands)

Balance Sheet	As of September 30, 2016 (unaudited)	June 30, 2016 (unaudited)	March 31, 2016 (unaudited)	December 31, 2015 (unaudited)
Total investments, at fair value	$ 323,510	$ 350,565	$ 360,900	$ 354,468
Cash and other assets	9,276	7,178	22,973	18,158
Total assets	$ 332,786	$ 357,743	$ 383,873	$ 372,626
Senior credit facility	$ 214,050	$ 231,550	$ 246,400	$ 241,100
Unamortized debt issuance costs	(949)	(1,336)	(1,719)	(2,102)
Other liabilities	567	599	5,456	5,710
Total liabilities	213,668	230,813	250,137	244,708
Subordinated debt and members' equity	119,118	126,930	133,736	127,918
Total liabilities and members' equity	$ 332,786	$ 357,743	$ 383,873	$ 372,626
Senior leverage	1.80x	1.82x	1.84x	1.88x

(Dollar amounts in thousands)

GBDC Return on Investments in SLF	For the three months ended September 30, 2016 (unaudited)	June 30, 2016 (unaudited)	March 31, 2016 (unaudited)	December 31, 2015 (unaudited)
Total income (loss)	$ 852	$ 3,685	$ 3,049	$ (110)
Annualized total return [1]	3.0%	12.6%	10.8%	(0.4)%

1. GBDC's annualized total return is calculated by dividing total income (loss) earned on GBDC's investments in SLF subordinated notes and SLF LLC equity interests by the combined daily average of its investments in (1) the principal of the SLF subordinated notes and (2) the net asset value of the SLF LLC equity interests. Annualized total return excludes the impact of management fees and incentive fees that may be charged by GC Advisors based on GBDC's investments in SLF and the income from such investments.

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13 LIQUIDITY AND INVESTMENT CAPACITY Cash and Cash Equivalents Unrestricted cash and cash equivalents totaled $10.9 million as of September 30, 2016. Restricted cash and cash equivalents totaled $78.6 million as of September 30, 2016. Restricted cash is held in our securitization vehicles, SBIC subsidiaries and our revolving credit facility subsidiary and is reserved for quarterly interest payments and may also be available for new investments that qualify for acquisition by these entities. Debt Facilities - Availability Revolving Credit Facility - As of September 30, 2016, subject to leverage and borrowing base restrictions, we had approximately $73.3 million of remaining commitments and $30.8 million of availability on our $200.0 million revolving credit facility with Wells Fargo. SBIC Debentures – As of September 30, 2016, we had $23.0 million of additional debentures available through our SBIC subsidiaries, subject to customary SBA regulatory requirements. GC Advisors Revolving Credit Facility - As of September 30, 2016, we had $20.0 million of remaining commitments and availability on our $20.0 million unsecured revolving credit facility with GC Advisors. Debt Facilities - Amendment Debt Securitization - On October 20, 2016 we amended our 2010 Debt Securitization to, among other things:  Extend the reinvestment period by one year from July 20, 2017 to July 20, 2018.  Upsize the Class A notes from $203.0 million to $205.0 million and change the interest rate from three-month LIBOR plus 1.74% to three-month LIBOR plus 1.90%.  Redeem the $12.0 million of issued Class B notes and retain the newly issued $10.0 million Class B-Refi notes.

14 LIQUIDITY AND INVESTMENT CAPACITY Common Stock Issuances Private Placement – On July 18, 2016, we entered into a Securities Purchase Agreement for the sale of 1,433,486 shares of our common stock to a third party institutional investor at a price per share of $17.44. Proceeds in cash of $25.0 million were received and the private placement closed on July 21, 2016. The price per share was 110% of our most recently reported NAV per share at the time of the share issuance. Public Offering - On August 15, 2016, we priced a public offering of 1.75 million shares of our common stock at a public offering price of $18.35 per share, raising $31.1 million in net proceeds after underwriting discounts and commissions and before expenses. The public offering price was 116% of our most recently reported NAV per share at the time of the share issuance. On September 19, 2016, we sold an additional 136,970 shares of our common stock at a public offering price of $18.35 per share pursuant to the underwriters’ partial exercise of the option to purchase additional shares of our common stock.

DEBT FACILITIES

2010 Debt Securitization

Tranche	Rating (M/S)	Par Amount ($mm)	Interest Rate	Stated Maturity	Reinvestment Period
Class A-Refi Notes	Aaa/AAA	$205.0	3 Month LIBOR + 1.90%	July 20, 2023	July 20, 2018
Total Notes Issued[1]		**$205.0**			

2014 Debt Securitization

Tranche	Rating (M/S)	Par Amount ($mm)	Interest Rate	Stated Maturity	Reinvestment Period
Class A-1 Notes	Aaa/AAA	$191.0	3 Month LIBOR + 1.75%	April 25, 2026	April 28, 2018
Class A-2 Notes	Aaa/AAA	$20.0	3 Month LIBOR + 1.95%	April 25, 2026	April 28, 2018
Class B Notes	Aa2/AA	$35.0	3 Month LIBOR + 2.50%	April 25, 2026	April 28, 2018
Total Notes Issued[2]		**$246.0**			

Debt Facilities

Issuer	Amount Outstanding ($mm)	Maximum Commitment ($mm)	Interest Rate	Stated Maturity	Reinvestment Period
Wells Fargo Revolving Credit Facility	$126.7	$200.0	1 Month LIBOR + 2.25%	July 30, 2020	July 29, 2017
SBIC IV	$150.0	$150.0	3.5%[3]	10-year maturity after drawn	June 6, 2017
SBIC V	$127.0	$150.0	3.5%[3]	10-year maturity after drawn	May 27, 2019
GC Advisors Revolving Credit Facility	$0.0	$20.0	Applicable Federal Rate	June 22, 2019	N/A

1. The Class B-Refi and Subordinated Notes issued in the 2010 Debt Securitization, as amended in October 2016, totaling $10.0 million and $135.0 million, respectively, were retained by us.
2. The Class C Notes and LLC Equity Interests issued in the 2014 Debt Securitization, totaling $37.5 million and $119.1 million, respectively, were retained by us.
3. The SBA debentures have interest rates that are fixed at various pooling dates and have an average annualized rate of 3.5%.

GOLUB CAPITAL

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16 COMMON STOCK AND DISTRIBUTION INFORMATION Common Stock Data Distribution Data Date Declared Record Date Payment Date Amount Per Share Frequency Total Amount (in thousands) November 17, 2014 December 18, 2014 December 29, 2014 $0.32 Quarterly $15,078 February 3, 2015 March 20, 2015 March 27, 2015 $0.32 Quarterly $15,095 May 11, 2015 June 18, 2015 June 29, 2015 $0.32 Quarterly $16,393 August 4, 2015 September 7, 2015 September 29, 2015 $0.32 Quarterly $16,403 November 17, 2015 December 11, 2015 December 29, 2015 $0.32 Quarterly $16,416 February 2, 2016 March 7, 2016 March 30, 2016 $0.32 Quarterly $16,442 May 3, 2016 June 6, 2016 June 29, 2016 $0.32 Quarterly $16,484 August 3, 2016 September 5, 2016 September 29, 2016 $0.32 Quarterly $17,538 November 14, 2016 December 12, 2016 December 29, 2016 $0.32 Quarterly $17,6191 November 14, 2016 December 12, 2016 December 29, 2016 $0.25 Special $13,7651 Fiscal Year Ended September 30, 2015 High Low End of Period First Quarter $18.15 $16.15 $17.93 Second Quarter $18.04 $17.05 $17.55 Third Quarter $17.90 $16.56 $16.56 Fourth Quarter $17.13 $15.90 $15.98 Fiscal Year Ended September 30, 2016 First Quarter $17.47 $16.12 $16.63 Second Quarter $17.38 $15.23 $17.31 Third Quarter $18.08 $16.84 $18.07 Fourth Quarter $19.75 $18.18 $18.57 1. Estimated based on the number of shares outstanding as of September 30, 2016.